Exhibit 99.1

SECTION 13(r) DISCLOSURE

The disclosures reproduced below were included in periodic reports filed with the Securities and Exchange Commission (the “SEC”) by Travelport Limited and Travelport Worldwide Limited, as applicable, with respect to the fiscal quarters ended March 31, 2014, June 30, 2014 and September 30, 2014, in accordance with Section 13(r) of the Securities Exchange Act of 1934, as amended. As of the date Extended Stay America, Inc. and ESH Hospitality, Inc. filed their combined annual report on Form 10-K for the fiscal year ended December 31, 2014 with the SEC, neither The Blackstone Group L.P. (“Blackstone”) nor Travelport Worldwide Limited had filed its Form 10-K for the fiscal year ended December 31, 2014. Therefore, the disclosures reproduced below do not include information for the fiscal quarter ended December 31, 2014. Travelport Limited and Travelport Worldwide Limited may be considered affiliates of Blackstone, and therefore affiliates of Extended Stay America, Inc. and ESH Hospitality, Inc. We did not independently verify or participate in the preparation of these disclosures.

Travelport Limited included the following disclosure in its Report on Form 10-Q for the fiscal quarter ended March 31, 2014:

“The following activities are disclosed as required by Section 13(r)(1)(D)(iii) of the Exchange Act.

As part of our global business in the travel industry, we provide certain passenger travel-related GDS and Technology Services to Iran Air. We also provide certain Technology Services to Iran Air Tours. All of these services are either exempt from applicable sanctions prohibitions pursuant to a statutory exemption permitting transactions ordinarily incident to travel or, to the extent not otherwise exempt, specifically licensed by the U.S. Office of Foreign Assets Control. Subject to any changes in the exempt/licensed status of such activities, we intend to continue these business activities, which are directly related to and promote the arrangement of travel for individuals.

The gross revenue and net profit attributable to these activities in the quarter ended March 31, 2014 were approximately $181,000 and $125,000, respectively.”

Travelport Limited included the following disclosure in its Form 10-Q for the fiscal quarter ended June 30, 2014:

“The following activities are disclosed as required by Section 13(r)(1)(D)(iii) of the Exchange Act.

As part of our global business in the travel industry, we provide certain passenger travel-related GDS and Technology Services to Iran Air. We also provide certain Technology Services to Iran Air Tours. All of these services are either exempt from applicable sanctions prohibitions pursuant to a statutory exemption permitting transactions ordinarily incident to travel or, to the extent not otherwise exempt, specifically licensed by the U.S. Office of Foreign Assets Control. Subject to any changes in the exempt/licensed status of such activities, we intend to continue these business activities, which are directly related to and promote the arrangement of travel for individuals.

The gross revenue and net profit attributable to these activities in the quarter ended June 30, 2014 were approximately $161,000 and $117,000, respectively.”

Travelport Worldwide Limited included the following disclosure in its Form 10-Q for the fiscal quarter ended September 30, 2014:

“The following activities are disclosed as required by Section 13(r)(1)(D)(iii) of the Exchange Act.

As part of our global business in the travel industry, we provide certain passenger travel-related Travel Commerce Platform and Technology Services to Iran Air. We also provide certain Technology Services to Iran Air Tours. All of these services are either exempt from applicable sanctions prohibitions pursuant to a statutory exemption permitting transactions ordinarily incident to travel or, to the extent not otherwise exempt, specifically licensed by the U.S. Office of Foreign Assets Control. Subject to any changes in the exempt/licensed status of such activities, we intend to continue these business activities, which are directly related to and promote the arrangement of travel for individuals.

The gross revenue and net profit attributable to these activities in the quarter ended September 30, 2014 were approximately $171,000 and $124,000, respectively.”